SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2013

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 3, 2013, the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) appointed Scott Drake to serve as a Director until the next Annual Meeting of Stockholders. The Board has determined that Mr. Drake is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by The NASDAQ Stock Market. Donald C. Harrison, MD, one of the founders of AtriCure, has also informed the Board of Directors of his plans to retire at the 2013 Annual Meeting in May 2014, following an orderly transition and after almost 20 years of service with the Company.

Mr. Drake is President and Chief Executive Officer of the Spectranetics Corporation (NASDAQ: SPNC). Spectranetics develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. Its products are sold in more than 40 countries and are used to access and treat arterial blockages in the legs and heart and to remove pacemaker and defibrillator cardiac leads. Since joining Spectranetics in August 2011 as its President and Chief Executive Officer, Mr. Drake has led it through significant growth. Spectranetics reported $140.3 million in revenue in 2012.

Prior to joining Spectranetics, Mr. Drake was Senior Vice President, Operations of DaVita, Inc. (NYSE: DVA), a leading U.S. provider of kidney care and dialysis. At DaVita, he had responsibility for business operations that generated approximately 20% of the company’s revenue, which exceeded $6 billion. Previously, Mr. Drake held several positions of increasing responsibility within various healthcare business units at Covidien, Plc over a period of 17 years. From 2006 to 2009, Mr. Drake was Global Business Unit President, Respiratory and Monitoring Solutions, a $1.5 billion business with 8,000 employees. Under his leadership, significant operational improvements were made including revenue and profit growth, enhanced new product development pipeline, lifting of FDA consent decree and lean six sigma operational excellence initiatives. Foundational to these accomplishments is an intense focus on new product development, organizational effectiveness and customer needs.

There is no arrangement or understanding between Mr. Drake and any other person pursuant to which Mr. Drake was appointed as a Director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Drake that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Drake will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Director Compensation” in the Company’s proxy statement filed with the SEC on April 12, 2013.

A copy of the press release announcing Mr. Drake’s appointment is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press Release dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: September 3, 2013	By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President and Chief Financial Officer